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                                                                     EXHIBIT 5.1

                          [LETTERHEAD OF TOBIN & TOBIN]

                                 April 24, 2002

Specialty Mortgage Trust, Inc.
6160 Plumas Street
Reno, Nevada   89509

        Re: Specialty Mortgage Trust, Inc.
            Registration No. 333-_____

Ladies and Gentlemen:

        We have acted as counsel to Specialty Mortgage Trust Inc., a Maryland corporation (the "Company"), in connection with the preparation of a registration statement on Form S-11 (the "Registration Statement") for the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of collateralized investment notes with an aggregate offering price of up to $50,000,000 (the "Notes"). The amount of collateralized investment notes eligible to be sold under a prior Company registration statement, No. 333-44860, $219,312,000, shall be carried forward to this Registration Statement, for a combined offering of collateralized investment notes by the Company of up to $269,312,000.

        The collateralized investment notes eligible to be sold under the Company's prior registration statement, No. 333-44860, are issuable under an indenture dated January 1, 2001, between the Company and the Trustee (the "Indenture"). The Notes now being registered by this Registration Statement and the collateralized investment notes carried forward to this Registration Statement will be issuable under a supplemental indenture to the Indenture (the "Supplement No. 1 to the Indenture").

        We have examined and relied upon copies of the Company's Bylaws, the Registration Statement, the form of Supplement No. 1 to the Indenture and the forms of Notes included as exhibits thereto, and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

        In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

        Based upon the foregoing, we are of the opinion that:

        1. When the Supplement No. 1 to the Indenture for the Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Supplement No. 1 to the Indenture will be a legal and valid obligation of the Company.

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Specialty Mortgage Trust, Inc.
April 24, 2002
Page 2

        2. When the Supplement No. 1 to the Indenture for the Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture, as supplemented by the Supplement No. 1 to the Indenture, and issued and sold as contemplated in the Registration Statement and the Prospectus delivered in connection therewith, such Notes will be legally and validly issued and outstanding, fully paid and non-assessable, and will be binding obligations of the Company, and the holders of such Notes will be entitled to the benefits of the Indenture, as supplemented by the Supplement No. 1 to the Indenture.

        Members of the firm are admitted to the bar in the State of California, and in rendering the foregoing opinions, we express no opinion as to the laws of any other jurisdiction other than the laws of the State of New York (excluding choice of law principles therein), the corporation laws of the State of Maryland and the federal laws of the United States of America.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the base prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                           Very truly yours,

                                           /s/  Tobin & Tobin

                                           Tobin & Tobin